Exhibit 10.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 20, 2017, is entered into by and between POZEN Inc. (the “Company”), and Adrian Adams (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated May 31, 2015 (the “Agreement”), pursuant to which the Executive is currently employed by Company; and

WHEREAS, Section 15 of the Agreement provides that it may be amended or modified by a written instrument signed by the parties to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree to amend the Agreement in the manner set forth below.

1.                                      By adding the following to the end of Section 3.2 of the Agreement:

Notwithstanding the foregoing, Executive has elected not to be eligible to receive an annual cash incentive award under the Company Annual Incentive Bonus Plan with respect to 2017 (payable in 2018); provided that for purposes of determining the severance payable to Executive under Section 5.2 or 5.5, and for all other purposes, the Annual Cash Bonus payable in 2018 with respect to 2017 shall be deemed to be the target Annual Cash Bonus.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement on the day first above written.

POZEN INC.

By:	/s/ Eric L. Trachtenberg
Its:	Secretary

EXECUTIVE

/s/ Adrian Adams
Adrian Adams